UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2009

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 3, 2009, the Board of Directors (the "Board") of UnitedHealth Group Incorporated (the "Company") appointed Kenneth I. Shine, M.D., to serve as an independent director of the Company and recommended that the shareholders of the Company elect Dr. Shine as a director at the 2009 Annual Meeting of Shareholders of the Company. Dr. Shine was also appointed to serve on the Board’s Public Policy Strategies and Responsibility Committee.

Dr. Shine has served as Executive Vice Chancellor for Health Affairs of the University of Texas System, which consists of nine academic campuses and six health institutions, since November 2003. Dr. Shine also served as the interim Chancellor of the University of Texas System from May 1, 2008 until December 18, 2008.

The University of Texas System’s (the "UT System") health institutions are part of the Company’s broad national network of hospitals and physicians and other care providers. During the UT System’s 2008 fiscal year, we paid the UT System approximately $248 million for medical expenses on behalf of consumers who obtain health insurance from us and approximately $2.9 million for other network provider services. In addition, members of some of our self-funded customers received health care services through the UT System.

Dr. Shine had no interest in any of these transactions and was not involved in the negotiations of any of the contractual agreements. We believe the pricing terms were determined on an arm’s length basis and were within a comparable range with respect to other contracts with similar facilities in the Texas market.

Item 7.01 Regulation FD Disclosure.

Senior members of the Company’s management team will be making a presentation at the UBS 2009 Global Healthcare Services Conference in New York, New York on February 10, 2009 at 8:30 a.m., Eastern Time. The presentation will focus on the Company’s 2009 business outlook. The Company will have an audio webcast of its presentation at the conference from the Investors page of its website at www.unitedhealthgroup.com and will post a copy of the presentation on the Investors page of its website.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

February 6, 2009	By:	Dannette L. Smith

Name: Dannette L. Smith
Title: Secretary to the Board